                                                                  EXHIBIT 6.1(1)



CONFIDENTIAL TREATMENT REQUESTED: THE PORTIONS OF THIS AGREEMENT MARKED BY * HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION



This Amendment No. 1, effective as of 26 June 2003 ("Effective Date"), to the "SF Process Development and Cost Sharing Agreement" of November 26, 2002 (hereinafter referred to as the "2-Way Agreement") by and between International Business Machines Corporation ("IBM"), incorporated under the laws of the State of New York, U.S.A. and having an office for the transaction of business at 2070 Route 52, Hopewell Junction, NY 12533, U.S.A., and Chartered Semiconductor Manufacturing Ltd. ("Chartered"), incorporated under the laws of Singapore and having an office for the transaction of business at 60 Woodlands Industrial Park D, Street 2, Singapore 738406. IBM and Chartered may be individually referred to herein as a "Party", or collectively as the "Parties."

WHEREAS, the Parties previously entered into the 2-Way Agreement;

WHEREAS, Infineon Technologies AG ("Infineon") has expressed a desire to jointly develop 300mm Wafer 65nm and 45nm Bulk CMOS logic technology with the Parties, and both Parties desire to work with Infineon in carrying out such joint development;

WHEREAS, contemporaneously with this Amendment No. 1 to the 2-Way Agreement, the Parties are entering into an agreement with Infineon, entitled "SF Process 65nm/45nm Development and Cost Sharing Agreement," (hereinafter referred to as the "3-Way Agreement"), under which all three parties will jointly develop 300mm Wafer 65nm and 45nm Bulk CMOS logic technology;

WHEREAS, the Parties wish to address certain matters between them pertaining to the 3-Way Agreement in this Amendment No. 1 to the 2-Way Agreement;

NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, as well as for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. The 2-Way Agreement shall continue in full force and effect as to the 300mm Wafer 90nm Bulk CMOS Process Development Project.

2. The Parties agree that as of the effective date of the 3-Way Agreement, all development activities heretofore conducted under the 2-Way Agreement for the 300mm Wafer 65nm Bulk CMOS Development Project shall be continued and conducted under the 3-Way Agreement. Moreover, the Parties agree that as of the effective date of the 3-Way Agreement, all

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development activities for 300mm Wafer 45nm Bulk CMOS shall be conducted under the 3-Way Agreement.

3. The Parties agree that as of the effective date of the 3-Way Agreement, the rights and obligations of the Parties as to the 300mm Wafer 65nm Bulk CMOS Development Project shall be as set forth in the 3-Way Agreement; provided, however, that in addition, the following provisions of the 2-Way Agreement as modified herein shall continue in full force and effect as to the 300mm Wafer 65nm Bulk CMOS Development Project as between IBM and Chartered, and shall supercede and control over any contrary or inconsistent provision in the 3-Way
Agreement:

a. The definitions of "Background Know-How," "Chartered Fab 7 Facility," "Chartered Jointly Owned Facility," "Chartered Joint Development Partner," "Chartered Qualification and Process Freeze," "Chartered Transfer Coordinator," "Foundry Company," "Process Development Projects," "Specific Results," and "IBM Transfer Coordinator".

b. Sections 3.1.2, 3.6 and 4.10;

c. Sections 5.1 and 7.1;

d. Those portions of Section 7.6 applicable to the 300mm Wafer 65nm Bulk CMOS Process Development Project, with the following changes and clarifications:

-    In Section 7.6.6.1(b), after "*****" add ", or ***** and

- In Section 7.6.6.2, last paragraph before Section 7.6.6.3, the parties agree that for the avoidance of doubt none of such provisions shall apply to any payment made by Infineon Technologies AG to IBM.

e. Those portions of Section 7.10.1-7.10.3 applicable to the 300mm Wafer 65nm Bulk CMOS Process Development Project. For the avoidance of doubt, none of such provisions shall apply to the rights and licenses set forth in the 3-Way Agreement to Infineon as of the Effective Date thereof, nor to any of the licenses granted by Infineon thereunder;

f. Section 7.11 and 7.12;

g. Section 9.1, last sentence;

h. Section 11.2, 5th sentence shall apply, but only to joint inventions by Chartered and IBM;

i. Section 12.2, last sentence; and

j. Exhibit H.

Also, notwithstanding anything to the contrary in the 3-Way Agreement, should Infineon either (a) exercise the process of Section 3.1.2 so as to not participate in the 300mm Wafer 65nm Bulk

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CMOS Process Development Project, or (b) unilaterally breach the 3-Way Agreement such that their participation in the 300mm Wafer 65nm Bulk CMOS Process Development Agreement is terminated, the Parties hereto agree that they shall continue such Project under the 2-Way Agreement without regard to this Amendment No. 1, at which point this Amendment No. 1 shall be considered rescinded as to the 300mm Wafer 65nm Bulk CMOS Process Development Project. The Parties shall continue such development pursuant to the Strategic Technology Objectives and the Development Schedule, as well as Exhibits A and B, for the 300mm Wafer 65nm Bulk CMOS Process Development Project as may then be in place under the 3-Way Agreement, unless otherwise agreed by the Management Committee.

4. The Parties agree that as of the effective date of the 3-Way Agreement, the rights and obligations of the Parties as to the 300mm Wafer 45nm Bulk CMOS Development Project shall be as set forth in the 3-Way Agreement; provided, however, that in addition, should Chartered participate in the 45nm Bulk CMOS Process Development Project, the following provisions of the 2-Way Agreement shall continue in full force and effect as to the 300mm Wafer 45nm Bulk CMOS Development Project, and shall supercede and control over any contrary or inconsistent provision in the 3-Way Agreement:

a. The definitions of "Chartered Fab 7 Facility," and "Chartered Jointly Owned Facility."

b. Section 5.1 would be amended by mutual agreement, as part of the Parties' agreement to continue the 300mm Wafer 45nm Bulk CMOS Process Development Project after ***** as set forth in Section 3.1.1 of the 3-Way Agreement.

c. Those portions of Section 7.6 applicable to the 300mm Wafer 65nm Bulk CMOS Process Development Project shall also apply to the 45nm Bulk CMOS Project, with the following changes and clarifications:

-    In Section 7.6.6.1(b), after "*****" add ", *****," and

- In Section 7.6.6.2, last paragraph before Section 7.6.6.3, the parties agree that for the avoidance of doubt none of such provisions shall apply to any payment made by Infineon Technologies AG to IBM.

Note, the financial provisions of Section 7.6 (namely, the royalties of the first paragraph of 7.6.6.2, and the fee and royalty sharing of the last paragraph of 7.6.6.2) shall be as agreed to by the Parties in a separate agreement, as part of the Parties' agreement to continue the 300mm Wafer 45nm Bulk CMOS Process Development Project after ***** as set forth in Section 3.1.1 of the 3-Way Agreement.

d. Those portions of Section 7.10.1-7.10.3 applicable to the 300mm Wafer 65nm Bulk CMOS Process Development Project shall also apply to the 45nm Bulk CMOS Project. Note, the financial provisions of Section 7.10.1 shall be as agreed to by the Parties in a separate agreement, as part of the Parties' agreement to continue the 300mm Wafer 45nm Bulk CMOS Process Development Project after ***** as set forth in Section 3.1.1 of the 3-Way Agreement. For the avoidance of doubt, none of such provisions shall apply to the rights and licenses set forth in the

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3-Way Agreement to Infineon as of the Effective Date thereof, nor to any of the licenses granted by Infineon thereunder

e. Sections 7.11.

f. Section 9.1, last sentence; and

g. Section 11.2, 5th sentence shall apply, but only to joint inventions by Chartered and IBM.

Also, notwithstanding anything to the contrary in the 3-Way Agreement, should Infineon (a) exercise the process of Section 3.1.2 so as to no longer participate in the 300mm Wafer 45nm Bulk CMOS Process Development Project, or
(b) unilaterally breach the 3-Way Agreement such that their participation in the 300mm Wafer 45nm Bulk CMOS Process Development Agreement is terminated, or (c) not elect to continue to participate in the 300mm Wafer 45nm Bulk CMOS Process Development Project after *****, the Parties hereto agree that by mutual agreement they may elect to continue such Project under the 2-Way Agreement as amended under this Amendment No. 1, with further amendments (such as financial) as may be mutually agreed.

5. For the avoidance of doubt, the Parties agree that for all of the Specific Results and Background Know-How, for any and all of the 90nm, 65nm, and 45nm Bulk CMOS Process Development Projects, the provisions of Sections 7.10.1-7.10.3 do not apply to any disclosures or sublicenses of less than the complete process, and does not apply to any disclosures or sublicenses of less than substantially all of the complete process, as developed under the applicable Process Development Project.

6. The following Sections of the 2-Way Agreement are hereby amended so as to delete certain *****, as follows:

a. 7.6.6.4 shall be rewritten as follows:

"Chartered shall secure a written agreement with such ***** that are co-owners pursuant to Section 7.6.6.1, by which the other owner agrees that it will abide by the applicable provisions of this Section 7.6."

b. 7.11(b)(iv) is hereby terminated.

For the avoidance of doubt, such provisions shall be deemed rewritten and terminated, respectively, as to both the 90nm Bulk CMOS Specific Results and Background Know-How and the 65nm Bulk CMOS Specific Results and Background Know-How.

7. IBM hereby represents that in its bilateral agreement with Infineon entered into as of the Effective Date of this Amendment No. 1, Infineon is not granted any disclosure rights in addition to those set forth in the 3-Way Agreement. Chartered hereby acknowledges and agrees that IBM may unilaterally amend the disclosure rights granted to Infineon in the 3-Way Agreement, by way of one or more separate IBM-Infineon bilateral agreements; *****.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.



CHARTERED SEMICONDUCTOR MANUFACTURING          INTERNATIONAL BUSINESS MACHINES
LIMITED                                        CORPORATION



By: /s/ Chia Song Hwee                         By: /s/ Michael G. Denick
    ------------------------------                   ---------------------------
Name:  Chia Song Hwee                          Name:  Michael G. Denick
Title: President and CEO                       Title: Vice President, Alliances,
                                                      Technology Group


Date:                                          Date:
      ----------------------------                   ---------------------------

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